Certifications of CEO & CFO Pursuant to Section 906	Exhibit 32

In connection with the quarterly report on Form 10-Q of UTi Worldwide Inc. (the “Company”) for the quarter ended October 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Roger I. MacFarlane, as Chief Executive Officer of the Company, and Lawrence R. Samuels, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Roger I. MacFarlane

	Name:	Roger I. MacFarlane
	Title:	Chief Executive Officer
Date: December 12, 2003

/s/ Lawrence R. Samuels

	Name:	Lawrence R. Samuels
	Title:	Chief Financial Officer
Date: December 12, 2003

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.